Exhibit 99.3

BISON PIPELINE LLC

Financial statements

December 31, 2012 and 2011

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Partners and the Management Committee Bison Pipeline LLC:

Report on the Financial Statements

We have audited the accompanying financial statements of Bison Pipeline LLC (the Company), which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of income, members’ capital, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Bison Pipeline LLC as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas
May 13, 2013

BISON PIPELINE LLC

Balance Sheets

December 31, 2012 and 2011

(In thousands)

	2012	2011
Assets
Current assets:
Cash	$67	293
Demand loan receivable from affiliate	—	2,220
Accounts receivable	6,801	7,021
Prepaid expenses and other	179	374
Materials and supplies	5	3
Total current assets	7,052	9,911
Property, plant, and equipment:
Natural gas transmission plant	670,526	659,995
Construction work in progress	11	—
Total property, plant and equipment	670,537	659,995
Less accumulated depreciation	36,287	17,294
Property, plant and equipment, net	634,250	642,701
Total assets	$641,302	652,612
Liabilities and Members’ Capital
Current liabilities:
Accounts payable and accrued liabilities	$2,145	8,396
Demand loan payable to affiliate	14,913	—
Accounts payable-affiliate	788	1,028
Security deposits	—	500
Accrued taxes other than income taxes	6,779	5,715
Other	295	427
Total current liabilities	24,920	16,066
Members’ capital	616,382	636,546
Total liabilities and members’ capital	$641,302	652,612

See accompanying notes to financial statements.

BISON PIPELINE LLC

Statements of Income

Years ended December 31, 2012 and 2011

(In thousands)

	2012	2011
Operating revenues	$80,228	76,228
Operating expenses:
Operation and maintenance	6,501	6,176
Depreciation and amortization	18,990	17,294
Taxes, other than income	10,828	9,368
Total operating expenses	36,319	32,838
Operating income	43,909	43,390
Other income (expense):
Interest and debt expense	(49)	(1,985)
Other	(30)	1,745
Total other expenses, net	(79)	(240)
Net income to members	$43,830	43,150

See accompanying notes to financial statements.

BISON PIPELINE LLC

Statement of Members’ Capital

Years ended December 31, 2012 and 2011

(In thousands)

Members’ capital, December 31, 2010	$310,852
Contributions	305,000
Distributions	(22,456)
Net income	43,150
Members’ capital, December 31, 2011	636,546
Distributions	(63,994)
Net income	43,830
Members’ capital, December 31, 2012	$616,382

See accompanying notes to financial statements.

BISON PIPELINE LLC

Statements of Cash Flows

Years ended December 31, 2012 and 2011

(In thousands)

	2012	2011
Cash flows from operating activities:
Net income	$43,830	43,150
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,990	17,294
Allowance for funds used during construction, equity	(7)	(1,743)
Asset and liability changes:
Accounts receivable	219	(7,021)
Prepaid expenses and other current assets	194	(377)
Accounts payable and accrued liabilities	(4)	1,046
Accrued taxes	1,064	5,690
Accrued interest	—	(15)
Customer deposits	(500)	500
Net cash provided by operating activities	63,786	58,524
Cash flows from investing activities:
Capital expenditures	(17,151)	(142,826)
Net change in affiliate demand loan	17,133	(37,077)
Net cash provided by (used in) investing activities	(18)	(179,903)
Cash flows from financing activities:
Borrowings from revolving credit facility	—	144,000
Repayments on revolving credit facility	—	(305,000)
Contributions from members	—	305,000
Distributions to members	(63,994)	(22,456)
Net cash used in financing activities	(63,994)	121,544
Net change in cash and cash equivalents	(226)	165
Cash and cash equivalents, beginning of year	293	128
Cash and cash equivalents, end of year	$67	293

See accompanying notes to financial statements.

BISON PIPELINE LLC

Notes to Financial Statements

December 31, 2012 and 2011

(1)         Organization and Description of Business

Bison Pipeline LLC, a Delaware limited liability company (the Company), was formed by Northern Border Pipeline Company (Northern Border) on May 27, 2008. On August 29, 2008, Northern Border sold the Company to TC Continental Pipeline Holdings Inc. (TC Continental), a direct wholly owned subsidiary of TransCanada Pipeline USA Ltd and an indirect wholly owned subsidiary of TransCanada Pipelines Limited and TransCanada Corporation. These three entities are individually, or collectively, referred to herein as “TransCanada.” TransCanada Northern Border Inc., an indirect wholly owned subsidiary of TransCanada, is the operator of the Company’s pipeline.

On April 26, 2011, TC Continental and TC Pipelines Intermediate Limited Partnership ( TCILP) entered into a Purchase and Sale Agreement whereby TCLP acquired from TC Continental a 25% interest in Bison. On May 2, 2011, the acquisition was completed.

The Company owns an interstate natural gas pipeline that transports gas from the Powder River Basin to the Midwest markets (Bison or the pipeline). The pipeline, which commenced commercial service on January 14, 2011, provides producers in the Powder River Basin with additional natural gas pipeline capacity to access and meet natural gas demand of the Midwest.

Bison consists of approximately 302 miles of 30-inch-diameter natural gas pipeline and related pipeline system facilities that extend northeastward from the Dead Horse Region near Gillette, Wyoming, through southeastern Montana and southwestern North Dakota where it interconnects with the Northern Border pipeline system near its Compressor Station in Morton County, North Dakota.

Bison’s design capacity is approximately 407 million cubic feet per day of natural gas.

(2)         Summary of Significant Accounting Policies

(a)      Use of Estimates

The preparation of the financial statements in accordance with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(b)      Accounting for Regulated Operations

The Company’s natural gas pipeline operation is subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978. Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) 980, Regulated Operations, provides that rate regulated enterprises account for and report assets and liabilities consistent with the economic effect of the way in which regulators establish rates, if the rates are designed to recover the costs of providing the regulated service and if the competitive environment makes it probable that such rates can be charged and collected. As of December 31, 2012 and 2011, the Company does not have any material regulatory assets or liabilities reflected in these financial statements.

(Continued)

BISON PIPELINE LLC

Notes to Financial Statements

December 31, 2012 and 2011

(c)       Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents and are recorded at cost, which approximates fair value.

(d)      Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses on accounts receivable if it is determined the Company will not collect all or part of the outstanding receivable balance. The Company regularly reviews its allowance for doubtful accounts and establishes or adjusts the allowance as necessary using the specific-identification method. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Based upon a review of outstanding accounts receivable, historical collection information, and existing economic conditions management has determined that all accounts receivable at December 31, 2012 and 2011 are fully collectible, and accordingly, no allowance for doubtful accounts against accounts receivable are necessary. Additionally, the Company did not have any accounts written off for 2012 and 2011.

(e)       Natural Gas Imbalances

Natural gas imbalances occur when the actual amount of natural gas delivered to or received from a pipeline system differs from the amount of natural gas scheduled to be delivered or received. The Company values these imbalances due to or from shippers and operators at current index prices. Imbalances are settled in kind, subject to the terms of the Company’s tariff.

Imbalances due from others are reported on the balance sheets as trade accounts receivable or accounts receivable from affiliates. Imbalances owed to others are reported on the balance sheets as trade accounts payable or accounts payable to affiliates. In addition, the Company classifies all imbalances as current as the Company expects to settle them within a year.

(f)       Material and Supplies

The Company’s inventory consists of materials and supplies. The materials and supplies are valued at cost with cost determined using the average cost method.

(g)      Property, Plant, and Equipment and Related Depreciation and Amortization

Property, plant, and equipment are recorded at their original cost of construction. For assets the Company constructs, direct costs are capitalized, such as labor and materials, and indirect costs, such as overhead and interest. The Company capitalizes major units of property replacements or improvements and expenses minor items.

The Company uses the composite (group) method to depreciate property, plant, and equipment. Under this method, assets with similar lives and characteristics are grouped and depreciated as one asset. The depreciation rate is applied to the total cost of the group until its net book value equals its salvage value. All asset groups are depreciated using the FERC depreciation rates. Currently, the Company’s depreciation rates vary from 3% to 20% per year. Using these rates, the remaining

(Continued)

BISON PIPELINE LLC

Notes to Financial Statements

December 31, 2012 and 2011

depreciable life of these assets ranges from 4-35 years. Depreciation rates are re-evaluated when the Company files with the FERC for a change in its transportation service rates.

When property, plant, and equipment are retired, the Company charges accumulated depreciation and amortization for the original cost of the assets in addition to the cost to remove, sell, or dispose of the assets, less their salvage value. The Company does not recognize a gain or loss unless an entire operating unit is sold or retired. The Company includes gains or losses on dispositions of operating units in income.

The Company capitalizes a carrying cost on funds invested in the construction of long-lived assets. This carrying cost includes a return on the investment financed by debt and equity allowance for funds used during construction (AFUDC). After the initial cost of construction, AFUDC is calculated based on the Company’s average cost of debt and equity. Capitalized carrying costs for AFUDC debt and equity are reflected as an increase in the cost of the asset on the balance sheets. Debt amounts capitalized are included as a reduction of interest and debt expense in the statements of income. Equity amounts capitalized are included as other income in the statements of income. AFUDC debt and equity capitalized during the year ended December 31, 2012 were not material to the financial statements. AFUDC debt and equity capitalized during the year ended December 31, 2011 were $0.2 million and $1.7 million, respectively.

(h)      Long-Lived Assets

Long-lived such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

(i)       Revenue Recognition

The Company’s revenues are primarily generated from transportation services. Revenues for all services are based on the quantity of gas delivered or subscribed at a price specified in the contract. For the Company’s transportation services, reservation revenues are recognized on firm contracted capacity ratably over the contract period regardless of the amount of natural gas that is transported. For interruptible or volumetric-based services, the Company records revenues when physical deliveries of natural gas are made at the agreed-upon delivery point. The Company does not take ownership of the gas that it transports. The Company is subject to FERC regulations, and as a result, revenues the Company collects may be subject to refund in a rate proceeding. The Company establishes reserves for these potential refunds. As of December 31, 2012 and 2011, the Company has not received any revenue that is subject to refund.

(Continued)

BISON PIPELINE LLC

Notes to Financial Statements

December 31, 2012 and 2011

(j)       Commitments and Contingencies

Accounting for Asset Retirement Obligations

The Company accounts for asset retirement obligations pursuant to the provisions of FASB ASC 410-20, Asset Retirement Obligations. FASB ASC 410-20 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. FASB ASC 410-20 also requires the Company to record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation is to be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation.

The Company has determined it has legal obligations associated with its natural gas pipelines and related transmission facilities. The obligations relate primarily to purging and sealing the pipelines if they are abandoned. The Company is also required to operate and maintain its natural gas pipeline system, and intends to do so as long as supply and demand for natural gas exists, which the Company expects for the foreseeable future. Therefore, the Company believes its natural gas pipeline system assets have indeterminate lives and, accordingly, has recorded no asset retirement obligation as of December 31, 2012 and 2011. The Company continues to evaluate its asset retirement obligations and future developments that could impact amounts it records.

Other Contingencies

The Company recognizes liabilities for other contingencies when it has an exposure that, when fully analyzed, indicates it is both probable that a liability has been incurred and the amount of loss can be reasonably estimated. Where the most likely outcome of a contingency can be reasonably estimated, the Company accrues a liability for that amount. Where the most likely outcome cannot be estimated, a range of potential losses is established and if no one amount in that range is more likely than any other, the lower end of the range is accrued.

(k)      Income Taxes

Income taxes are the responsibility of the members and are not reflected in these financial statements.

(3)                            Commitments and Contingencies

(a)      Environmental Matters

The Company is not aware of any material contingent liabilities with respect to compliance with applicable environmental laws and regulations.

(b)       Other Commercial Commitments

The Company had commitments of approximately $1.0 million as at December 31, 2012 in connection with reclamation and restoration work associated with the construction of the pipeline.

(Continued)

BISON PIPELINE LLC

Notes to Financial Statements

December 31, 2012 and 2011

(c)       Other

The Company is from time to time subject to other litigation incidental to its business. The Company is not aware of any contingent liabilities that would have a material adverse effect on the Company’s financial condition, results of operations, or cash flows.

(4)                            Major Customers

The Company’s largest customers are Anadarko Energy Services Company, WPX Energy Marketing, LLC and Minnesota Energy Resources Corporation contributing approximately 60% (2011-59%), 25% (2011-25%) and 13% (2011-13%), respectively, of the Company’s revenue in 2012.

(5)         Fair Value Measurements

(a)                      Fair Value Hierarchy

Under FASB ASC 820, Fair Value Measurements and Disclosures, fair value measurements are characterized in one of three levels based upon the input used to arrive at the measurement. The three levels of the fair value hierarchy are as follows:

•                                Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•                                Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•                                Level 3 inputs are unobservable inputs for the asset or liability.

When appropriate, valuations are adjusted for various factors including credit considerations. Such adjustments are generally based on available market evidence. In the absence of such evidence, management’s best estimate is used.

(Continued)

BISON PIPELINE LLC

Notes to Financial Statements

December 31, 2012 and 2011

(b)      Fair Value of Financial Instruments

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments that are measured on a recurring basis at December 31, 2012 and 2011. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

	December 31, 2012		December 31, 2011
	Carrying amount	Fair value	Carrying amount	Fair value
	(In thousands)
Financial asset:
Demand loan receivable from affiliate	$—	—	2,220	2,220
Financial liability:
Demand loan payable from affiliate	14,913	14,913	—	—

The following methods and assumptions were used to estimate the fair value of each class of financial instruments measured on a recurring basis:

Demand loan receivable from affiliate— The carrying amount of demand loan receivable from affiliate approximates fair value due to the short maturity of the investments.

Demand loan payable to affiliate — The carrying amount of demand loan payable to affiliate approximates fair value due to the short maturity of these borrowings.

(6)        Transactions with Affiliated Companies

(a)      Cash Management Program

The Company participates in TransCanada’s cash management program which matches short-term cash surpluses and needs of participating affiliates, thus minimizing total borrowings from outside sources. Monies advanced under the agreement are considered to be a loan, accruing interest and repayable on demand. The Company receives interest on monies advanced to TransCanada at the rate of interest earned by TransCanada on its short-term cash investments. The Company pays interest on monies advanced from TransCanada based on TransCanada’s short term borrowing costs or commercial paper rate.

At December 31, 2012, the Company had a demand loan payable to TransCanada PipeLine USA Ltd, amounting to $14.9 million and interest expense associated with the Cash Management Agreement was immaterial to the financial statements. At December 31, 2011, there was a demand loan receivable amounting to $2.2 million and interest income associated with the Cash Management Agreement was immaterial to the financial statements.

(Continued)

BISON PIPELINE LLC

Notes to Financial Statements

December 31, 2012 and 2011

(b)     Affiliate Expenses

TransCanada’s subsidiaries provide capital, operating and administrative services to the Company. Costs charged to the Company are summarized in the following table in thousands of dollars:

	Year ended December 31
	2012	2011
	(In thousands)
Costs charged by TransCanada’s subsidiaries	$6,100	10,700
Impact on the Company’s net income	5,400	5,700

At December 31, 2012 and December 31, 2011, the Company owed $0.8 million and $1.0 million, respectively to these affiliates classified as accounts payable and accrued liabilities on the balance sheets.

(c)     Credit Facility Agreement with TC Continental

On March 31, 2009, the Company executed a revolving credit facility agreement with TC Continental so that the Company could request advances of funds to be used for general corporate purposes and partially fund the project construction costs. The agreement which expired on March 31, 2011, allowed for borrowings up to $305 million. At December 31, 2011 total interest incurred on this facility amounted to $2.3 million, of which $0.2 million was capitalized as part of cost of construction due to the project not being in service until January 14, 2011.

(7)        Line Break Incident

On July 20, 2011, a line break occurred on the pipeline. On August 22, 2011, the US Department of Transportation’s Pipeline and Hazardous Materials Safety Administration (PHMSA) granted the Company permission to return the pipeline to service at a reduced pressure which allowed the Company to deliver approximately 60% of its contracted quantities. The line was repaired and brought back to full service on October 8, 2011.

(8)        Subsequent events

On January 11, 2013, the Management Committee of the Company declared a cash distribution in the amount of $15.5 million to its members. The distribution was paid on February 1, 2013.

On April 18, 2013, the Management Committee of the Company called for a cash contribution in the amount of $24.0 million from its members. The contribution was used by the Company to repay its outstanding demand loan payable balance related primarily to original pipeline construction costs, including reclamation and restoration work. The contribution was received from the members on April 30, 2013.

(Continued)

BISON PIPELINE LLC

Notes to Financial Statements

December 31, 2012 and 2011

On April 18, 2013, the Management Committee of the Company declared a cash distribution in the amount of $12.6 million to its members. The distribution was paid on May 1, 2013.

Management of the Company has reviewed subsequent events through May 13, 2013, the date the financial statements were issued, and concluded there were no events or transactions during this period that would require recognition or disclosure in the financial statements other than those already reflected.